UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers.

On February 13, 2007, uBid.com Holdings, Inc. increased its Board from four to five members and elected Steven Sjoblad as an additional director and elected him to serve as Chairman of the Board. He was not elected pursuant to any arrangement or understanding with any third person. Mr. Sjoblad spent nineteen years with Fallon McElligott, an international advertising agency where he was an original member of the firm and served as president for eight years. Mr. Sjoblad held various positions with Fair Isaac Corporation, where he served on the executive committee as well as Fair Isaac Corporation’s Chief Marketing Officer. Through his consulting firm, Mr. Sjoblad acted as Interim Chief Marketing Officer for Charter Communications. Currently, Sjoblad is the Chairman, CEO of Captira Analytical, a software, data and analytics firm serving the criminal justice vertical market. Mr. Sjoblad is also a member of the board of directors of Schwan’s Foods and BenNevis. In connection with his election to the Board and as its Chairman, Mr. Sjoblad received a ten-year option to purchase 150,000 shares of the Company’s Common Stock at $1.50 per share.

There is not currently, nor has there been since the beginning of the Company’s last fiscal year, any transaction with the Company in which Mr. Sjoblad has or had a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1 Press release dated February 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2007

UBID.COM HOLDINGS, INC.

By	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr. Vice President, Finance

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K
Date of Report:	Commission File No.:
February 13, 2007	000-50995

UBID.COM HOLDINGS, INC.

EXHIBIT NO.	ITEM

99.1	Press release dated February 14, 2007